Exhibit 23.5


           CONSENT OF NOVOGRADAC & COMPANY LLP, INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-103005) of Capital Alliance Income Trust Ltd., A Real Estate Investment Trust of our report dated April 6, 2004 with respect to the financial statements of Capital Alliance Income Trust Ltd., A Real Estate Investment Trust included in this Annual Report (Form 10-KSB) for the year ended December 31, 2003.


                                                    /s/ Novogradac & Company LLP

San Francisco, California
April 13, 2004